EXHIBIT 23.02


CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 8, 1998 relating to the financial statements, which appears in Portola Packaging, Inc. and Subsidiaries' Annual Report on Form 10-K for the year ended August 31, 1998. We also consent to the incorporation by reference of our report dated November 8, 1998 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers
July 1, 1999